Exhibit 3.4

Nonrefundable Filing Fee: $100.00 *Nonprofit: $50.00	STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727	FORM X-10 7/2017

ARTICLES OF CONVERSION

(Section 414-272, 415A-16.6, 414D-208 425-193, 425E-1103, 428-902.6, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, submitting these Articles of Conversion, certify as follows:

1.	The converting (original) entity was (check one):

☒ Profit Corp.    ☐ Professional Corp.    ☐ Nonprofit Corp. ☐    General Partnership ☐    Limited Partnership

☐ LLC    ☐ LLP (If LLP must also check General Partnership    ☐ LLLP

2.	The name and state/country of incorporation/formation/organization or qualification of the converting entity was:

Maui Land & Pineapple Company, Inc.	Hawaii
(Type/Print Entity Name)	(State or Country)

3.	The converted (new) entity is (check one):

☒ Profit Corp.    ☐ Professional Corp.    ☐ Nonprofit Corp. ☐    General Partnership ☐    Limited Partnership

☐ LLC    ☐ LLP (If LLP must also check General Partnership ☐    LLLP

4.	The name and state/country of incorporation/formation/organization or qualification of the converted entity is:

Maui Land & Pineapple Company, Inc.	Delaware
(Type/Print Entity Name)	(State or Country)

5.	The Plan of Conversion has been approved in accordance to Section 414-271, 415A-16.5, 414D-202, 425-192, 425E-1102, 428-902.5, as applicable.

6.	An executed Plan of Conversion is on file at the principal place of business of the converting entity whose address is:

200 Village Road, Lahaina, Hawai‘i 96761

7.

A copy of the Plan of Conversion shall be furnished by the converting entity prior to the conversion or by the converted entity after the conversion on written request and without cost, to any shareholder, partner, member, or owner of the converting entity or the converted entity.

FORM X-10

7/2017

8.	Complete the applicable section. The Plan of Conversion was approved by the converting entity as follows:

A.	By vote of the shareholders of the converting domestic profit/professional corporation:

Number of Shares Outstanding	Class/Series	Number of Shares Voting For Conversion	Number of Shares Voting Against Conversion
19,517,186	Common Stock	15,175,912	87,877

B.	By vote of the converting domestic limited liability company:

Total Number of Authorized Votes	Number of Votes For the Conversion	Number of Votes Against the Conversion

OR

C.	☐

The converting entity was a foreign profit corporation, a foreign limited liability company, a foreign limited partnership, a foreign limited liability limited partnership, a domestic or a foreign general partnership, or a domestic or foreign limited liability partnership. The approval of the Plan of Conversion was duly authorized and complied with the laws under which the converting entity was incorporated, formed, organized, or qualified.

OR

D.	☐	The converting entity was a domestic limited partnership or a domestic limited liability limited partnership and that a majority of the general partners have agreed to the conversion.

9.

The conversion is effective on the date and time of filing the Articles of Conversion or at a later date and time, no more than 30 days after the filing, if so stated. Check one of the following statements:

☒ Conversion is effective on the date and time of filing the Articles of Conversion.

☐ Conversion is effective on ____________________________________________, at _______________. m. ,

     Hawaiian Standard Time, which date is not later than 30 days after the filing of the Articles of Conversion.

I/we certify under the penalties of Section 414-20, 415A-25, 414D-12, 425-13, 425-172, 425E-208, and 428-1302, Hawaii Revised Statutes, as applicable, that I/we have read the above statements, I/we are authorized to sign this Articles of Conversion, and that the above statements are true and correct.

Signed this 18th          day of July                                                     , 2022

Warren H Haruki, CEO
(Type/Print Name & Title)	(Signature)

(Type/Print Name & Title)	(Signature)

SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by an officer, partner, or other duly authorized representative of the converting entity.